EXHIBIT 99


                          UNITY BANCORP, INC. RECEIVES
                            STRONG BUY RECOMMENDATION

CLINTON, NEW JERSEY--April 22, 1999--UNITY BANCORP, INC. (NASDAQ NM: UNTY), parent company of UNITY BANK, today announced that First Colonial Securities Group, Inc., has upgraded their rating of UNITY BANCORP, INC. with a "Strong Buy Recommendation".

Chairman of the Board Robert Van Volkenburgh commented, "We are very pleased to receive this endorsement."

     Unity Bank is a community oriented, full service commercial bank providing a wide range of business and consumer financial services through its thirteen retail financial service centers located in Berkeley Heights, Clinton, Colonia, Cranford, Edison, Flemington, Linden, North Plainfield, Scotch Plains, Springfield (2), Union, and Whitehouse, New Jersey.

     As previously announced, the Bank will also open additional locations in:
East Brunswick, Kenilworth, North Brunswick, Raritan Township, South Plainfield, Bound Brook, and Highland Park, New Jersey.

     For additional information about the Bank's financial services, call 1-800-618-BANK, or visit Unity's Internet page at htp://www.unitybank.com. Email may be addressed to the Bank at UNITY@aol.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from these set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation's financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


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